Exhibit 10

[Date]

BofA Securities, Inc.

Bank of America Tower

One Bryant Park

New York, NY 10036

Re: Enhanced Open Market Sales Under Rule 144

Ladies and Gentlemen:

This agreement dated as of [date] this “Agreement”) between [ ] (the “Client”) and BofA Securities, Inc. (“Broker”), acting as sales agent for the Client, is intended to create a written trading plan (subject to the terms and conditions of this Agreement, the “Plan”) for the periodic sale of shares of [ ] (the “Shares”) of [ ] (the “Issuer”) pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

1.                   Commencing on [date] (the “Start Date”), Broker is authorized to use its good faith and commercially reasonable efforts to sell on the Client’s behalf as a “limit, not held” order the Shares as specified in Schedule I attached hereto, or if that date is not a trading day, on the immediately following trading day; provided that, in no event shall the number of Shares sold exceed [ ] (the “Maximum Amount”). When the terms and conditions for sale set forth in this Agreement have been met, Broker is not required to execute sales immediately and may use its discretion to work the sale of Shares on each trading day as a “not held” order, using its brokerage judgment as to the timing, price and amount of sales, subject to the limits set forth in this Agreement. If in Broker’s judgment market conditions will not permit the sale of the Shares pursuant to the terms specified in Schedule I, or if that amount would exceed any of the limits set forth in this Agreement, Broker shall sell such lesser amount, if any, it deems practicable. Any portion of the Shares not sold will be carried forward until the Broker determines that all or part of the unsold portion can be sold under the then prevailing market conditions and subject to those limits, until all of the unsold portion has been sold.

Any Maximum Amount, price limits or other terms and conditions for sale set forth in this Agreement may only be adjusted proportionally to reflect any stock split, stock dividend, spin-off or other reorganization, recapitalization or comparable transaction affecting the capital stock of the Issuer. Any price limits stated in this Agreement shall be applied before giving effect to any commissions, transaction fees or other charges or any taxes or other amounts withheld. Broker may act, in its sole discretion, as broker or as principal (including, if Broker is a market-maker in the Issuer common stock at the time that any sale is to be made under this Agreement, in its market-making capacity). Broker will be entitled to a commission that is calculated in accordance with the terms specified in Schedule I, payable upon conclusion of the Plan Period (as defined below). The net proceeds of the sales will be credited to the Client’s account with Broker.

2.                   The time period beginning on and including the Start Date to and including the date of the termination of this Agreement is referred to hereof as the “Plan Period.” This Agreement shall terminate on the earlier of: (a) [date], (b) the sale of any Maximum Amount under this Agreement; (c) the date on which Broker becomes aware of the commencement or impending commencement of any voluntary or involuntary proceedings in respect of or triggered by the Issuer’s bankruptcy or insolvency; or (d) the date (such date, the “Optional Termination Date”) on which Client delivers to Broker written notice of termination.

3.                   The Client agrees to deliver or cause to be delivered to Broker, such number of Shares as have been sold pursuant to the Plan in accordance with Broker’s customary procedures for the settlement of sales of restricted securities.

4.                   Subject to the limits in this Agreement, Broker shall have full discretion with respect to the execution of all sales, and the Client will not exercise any subsequent influence over how, when, or whether to effect sales; provided, however, that in acting under this Agreement Broker will be an independent contractor or the Client’s broker; Broker will not be the Client’s trustee or fiduciary.

5.                   During the term of this Agreement, the Client agrees that neither it nor its officers or employees will disclose any material nonpublic information about the Shares or the Issuer, or otherwise discuss or correspond regarding the Shares, the Issuer, this Agreement or the Plan, to or with Broker’s officers and employees who are directly responsible for making investment decisions on behalf of the Broker to execute sales of Shares in connection with this Agreement.

6.                   The Client represents and warrants to Broker that it has fully paid for the Shares and has a holding period of at least (i) one year from the date of acquisition, or (ii) six months from the date of acquisition; provided that, it has confirmed that Issuer is, and has been for a period of at least 90 days immediately before the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Issuer was required to file such reports), other than Form 8-K reports.

7.                   The Client represents and warrants to Broker that the conditions set forth in Rule 144(i)(2) under the Securities Act shall be satisfied as of the time of any sales pursuant to the Plan.

8.                   If the Client indicates on the signature page of this Agreement that it is not, and has not been, at any time during the three months ending on the date hereof, an “affiliate” of the Issuer, the Client agrees to notify Broker immediately in writing if, at any time during the Plan Period of this Agreement, it becomes an “affiliate” of the Issuer.

9.                   If the Client indicates on the signature page of this Agreement that it may be an “affiliate” of the Issuer, Client shall file, or shall cause an authorized agent to file on its behalf, a Form 144 electronically with the Securities and Exchange Commission in accordance with Rule 144(h)(1) and (h)(3).

10.                If the Client indicates on the signature page of this Agreement that it may be an “affiliate” of the Issuer, the Client agrees that in anticipation of or in connection with sales of any Shares that are to be sold under Rule 144, it will not directly or indirectly solicit or arrange for the solicitation of orders to buy the Shares. The Client also agrees that it will not make or cause to be made any sale of Issuer securities outside of this Agreement if such sale, because of the volume limits of Rule 144, would preclude a sale that otherwise would be made pursuant to this Agreement. In addition, the Client acknowledges and understands that if it makes any sales of, or other transactions in, the Shares outside of this Agreement that has the effect of reducing the number of Shares that may be sold under this Agreement because of the volume limitations of Rule 144(e), the Plan may be deemed to be amended.

11.                If the Client indicates on the signature page of this Agreement that it may be an “affiliate” of the Issuer, the Client represents and warrants that in the three month period preceding the date of this Agreement, neither the Client nor any person who would be considered to be the same “person” (as such term is used in Rule 144(a)(2) under the Securities Act) has, without the written consent of Broker, sold or loaned any Shares or hedged (through swaps, options, short sales or otherwise) any long position in the Shares, and the Client agrees that until the termination of this Agreement it will give Broker immediate written notice of all such sales, loans or hedges that occur on or after the Start Date.

12.                For all sales under this Agreement, Broker’s only responsibilities under this Agreement are to make the sales and provide the information prescribed hereof. The Client shall reimburse Broker or any of its affiliates and their directors, officers, employees or agents (collectively, “Indemnified Persons”) for its legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith promptly and shall indemnify and holds harmless Indemnified Persons from and against any losses, claims, damages, expenses and liabilities to which any Indemnified Person may become liable arising out of or relating to (a) this Agreement, (b) any assertion that any of the sales made pursuant to this Agreement constitute violations by the Client of Rule 10b-5, Rule 14e-3 of the Exchange Act, or any other federal, state or foreign securities laws or regulations prohibiting trading while aware of material nonpublic information, or (c) any related regulatory investigation or inquiry. Notwithstanding the foregoing, Client will have no liability to indemnify any Indemnified Persons to the extent the subject investigation or preparation results from: (a) any breach by Broker under this Agreement or (b) Broker's gross negligence or misconduct. This paragraph shall survive any termination of this Agreement.

13.                In connection with its acceptance of this Agreement, the Client represents, warrants and agrees that:

a.              as of the date hereof, it is not aware of any material nonpublic information regarding the Shares or the Issuer, and on each day during the Plan Period, the Client shall be deemed to represent to Broker that as of such day it is not aware of any material nonpublic information regarding the Shares or the Issuer. If at any time during the Plan Period the Client is unable to make such representation to Broker, the Client shall immediately notify Broker of the termination of the Plan pursuant to Section 2(d) of this Agreement, without conveying any material nonpublic information to any employees of Broker who are responsible for executing sales under the Plan. The Client understands that this Plan will not benefit from the affirmative defense of Rule 10b5-1(c) under the Exchange Act.

b.             it is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 or any other provision of any federal, state or foreign securities laws or regulations, and will act in good faith with respect to this Agreement and the Plan;

c.              The sales (i) will not violate any corporate policy of the Issuer or other rules or regulations of the Issuer applicable to the Client or its affiliates; (ii) will not conflict with or exceed the authority granted under the resolutions of the board of directors of the Client authorizing this Agreement or the consummation of the Plan, and (iii) are not prohibited or restricted by any legal, regulatory or contractual restriction or undertaking binding on the Client or its affiliates;

d.             For all sales under this Agreement, Client acknowledges the rules and restrictions set forth in the Exchange Act and that it has full responsibility for, and Broker shall have no liability or obligations with respect to, compliance with (i) any reporting requirements under Sections 13 or 16 of the Exchange Act, (ii) the short-swing profit recovery provisions under Section 16 of the Exchange Act, and (iii) any state or foreign securities laws or regulations concerning trading while aware of material nonpublic information;

e.              It is aware that by granting Broker discretion to work the sales of the Shares as “not held” orders, (i) Broker may trade at the same price or a better price than that prescribed for sales pursuant to this Agreement and (ii) it is possible that Shares might not be sold notwithstanding the satisfaction of all the conditions set forth in this Agreement for their sale;

f.              It is not relying, and has not relied, upon Broker or any affiliate of Broker with respect to the legal, accounting, tax or other implications of this Agreement and that it has conducted its own independent analyses of the legal, accounting, tax and other implications hereof; and

g.             It is and will be in compliance with its reporting obligations under the Exchange Act (including but not limited to under Section 16, Section 13(d) and Section 13(g) of the Exchange Act), and it will promptly provide Broker with a copy of any report filed thereunder for all sales under this Agreement.

14.                For all sales under this Agreement, Broker agrees to provide the Client with reports of all sales made pursuant to this Agreement, promptly following execution of any sales under this Agreement. Reports and confirmations that are sent in the form of electronic mail shall be deemed received at the time at which they are sent; provided that they are sent to the email address(es) as set forth in this Agreement.

15.                All notices to Broker under this Agreement shall be given to Broker, Attention: [ ], by (i) email at [ ] followed by telephonic confirmation at [ ] or (ii) by certified mail or overnight courier to the address below:

[ ]

All notices to the Client under this Agreement shall be given by email, certified mail or overnight courier as follows:

[ ]

16.                This Agreement will be binding upon, and inure to the benefit of, the Client and its successors and permitted assigns and Broker and its successors and permitted assigns. Neither Broker nor the Client may assign this Agreement without the written consent of the other, and any attempted assignment without consent shall be void; provided, however, that notwithstanding anything herein to the contrary, Broker may assign this Agreement to an affiliate under common control with Broker without obtaining prior consent, written or otherwise.

17.                The parties acknowledge and agree that this Agreement is a “securities contract” as such term is defined in Section 741(7) of Title 11 of the United States Code (or any successor section), entitled to all of the protections given such contracts under that Title.

18.                THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the state of new york and the united states court for the southern district of new york in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts. each party hereto irrevocably and unconditionally waives any and all rights to a jury trial in respect of any claim or cause of action in any court in any proceedings or disputes.

19.                This Agreement constitutes the entire agreement between the parties with respect to the Plan and supersedes any prior agreements or understandings with regard to the Plan. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall constitute a single, binding agreement.

20.                In the event that Broker becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Broker of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that Broker or any BHC Act Affiliate of Broker becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Broker are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this paragraph, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2, 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signatures appear on following page]

Representation about status as an “affiliate,” as defined in Rule 144(a)(1) of the Securities Act:

______ the Client represents to Broker that, as of the date of the Agreement, it is not, and has not been, at any time during the three months ending on the date hereof, an affiliate of the Issuer.

_____ the Client represents to Broker that it may be an affiliate of the Issuer.

Agreed as of the date first set forth above:

[ ]

By:
Name:
Title:

BOFA SECURITIE4S, INC.

By:
Name:
Title: